BMKR, LLP Certified Public Accountants 1200 Veterans Memorial Highway, Suite 350, Hauppage, New York 11788	T 631 293-5000 F 631 234-4272

Thomas G. Kober, CPA	Charles W. Blanchfield, CPA (Retired)
Alfred M. Rizzo, CPA	Bruce A. Meyer, CPA (Retired)
Joseph Mortimer, CPA

Consent of Independent Registered Accounting Firm

We consent to the incorporation by reference in the registration statement on Form 1A of Cannagistics, Inc. of our report dated January 15, 2020, except for note 9, as to which the date is July17, 2020, relating to the financial statements of Cannagistics, Inc. which report expresses an unqualified opinion on the financial statements for the year ended July 31, 2019 and includes an explanatory paragraph relating to the substantial doubt about the Company’s ability to continue as a going concern as described in note 3 to the financial statements appearing in the annual report on form 10-K of Cannagistics, Inc. for the year ended July 31, 2019.

BMKR, LLP

BMKR, LLP

Hauppauge, NY
July 21, 2020

Member American Institute of Certified Public Accountants

Member Public Company Accounting Oversight Board